UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2010
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
     On March 8, 2010, in connection with the entry into the Revolving Credit Facility described in Item 2.03, the five year, $100 million Revolving Credit Agreement dated December 20, 2005, as amended (the “Prior Credit Agreement”), among OM Group, Inc. (“OM Group”), as borrower; PNC Bank, National Association, successor by merger to National City Bank, as administrative agent, collateral agent, book running manager and lead arranger; and the lenders under the Prior Credit Agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Revolving Credit Facility
     On March 8, 2010, OM Group entered into an Amended and Restated Credit Agreement, dated as of March 8, 2010 among OM Group, as “Borrower;” certain of its subsidiaries, as “Guarantors;” PNC Bank, National Association, as “Administrative Agent;”; the “Lenders” party thereto; PNC Capital Markets LLC, Banc of America Securities LLC and Wells Fargo Bank, N.A., as “Joint Lead Arrangers;” and PNC Capital Markets LLC, as “Sole Bookrunner” (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for a three year secured revolving credit facility for revolving loans and letters of credit (the “Revolving Credit Facility”). Revolving loans under the Revolving Credit Facility will be denominated in U.S. dollars or, at OM Group’s option, in pounds sterling, euros, or such other currencies that are readily available and approved by Administrative Agent. The aggregate principal amount of all revolving loans (including the dollar equivalent amount of optional currency loans), swing line loans and letters of credit may not exceed $250 million; provided that, subject to customary conditions and the approval of any Lender whose commitment would be increased, OM Group has the option to increase the aggregate revolving credit available under the Revolving Credit Agreement by an additional $75 million, that is, to a maximum of $325 million.
     At the closing of the initial effectiveness of the Revolving Credit Agreement, OM Group drew $150 million under the Revolving Credit Facility, which was used to repay in full existing loans owing under the Prior Credit Agreement and fund its acquisition of EaglePicher Technologies, LLC, which was completed on January 29, 2010.
     The Revolving Credit Facility is guaranteed by OM Group’s present and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, and certain foreign subsidiaries) and are secured by a first priority security interest in substantially all the personal property assets of OM Group and such guarantor subsidiaries, including the capital stock or other equity interests of OM Group’s and such guarantor subsidiaries’ domestic subsidiaries and a portion of the stock of OM Group’s and such guarantor subsidiaries’ first-tier foreign subsidiaries.

     At OM Group’s option, loans will bear interest at either the alternate base rate or LIBOR, plus the applicable interest margin. The alternate base rate will be the highest of (1) the daily federal funds open rate as set forth on an electronic source identified in the Revolving Credit Agreement, plus one-half of 1%, (2) the prime commercial lending rate of PNC Bank, National Association, as established from time to time or (3) a daily one-month LIBOR, plus 1%. Interest on alternate base rate loans will be payable quarterly in arrears. LIBOR will be the British Banker’s Association LIBOR, as published by Bloomberg (or other commercially available source) and if such rate is not available, then it will be determined by the Administrative Agent at the start of each interest period and will be fixed through such period. Interest on each LIBOR loan will be paid at the end of each interest period applicable thereto, but if any interest period exceeds three months, then interest on such LIBOR loan also will be paid every three months. The applicable margin for the Revolving Credit Facility ranges from 1.25% to 2.00% per annum in the case of base rate loans and 2.25% to 3.00% per annum for LIBOR loans, based upon the Leverage Ratio (as defined in the Revolving Credit Agreement) for OM Group and its subsidiaries on a consolidated basis. The initial applicable margin for the Revolving Credit Facility will be 1.50% in the case of base rate loans, and 2.50% in the case of LIBOR loans. Letter of credit fees will be payable at a per annum rate equal to the applicable margin for LIBOR loans. OM Group also pays a commitment fee on the unused portion of the Revolving Credit Facility of three-eighths of 1% or one-half of 1% per annum, depending on the Leverage Ratio, which fee is payable quarterly in arrears.
     The Revolving Credit Facility may be prepaid at any time without premium, and the aggregate amount of the Revolving Credit Facility may be reduced at OM Group’s option. The Revolving Credit Facility is subject to mandatory prepayment with the net cash proceeds of certain asset dispositions, casualty events, and debt and equity issuances, in each case subject to certain conditions.
     The Revolving Credit Facility contains certain usual and customary representations and warranties, and usual and customary affirmative and negative covenants which include financial covenants; limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments; and other customary limitations. The financial covenants require maintenance of a maximum consolidated Leverage Ratio, a minimum consolidated Interest Coverage Ratio and restrict the amount of capital expenditures that can be made in a fiscal year. All of the financial covenants will be calculated on a consolidated basis and for each consecutive four fiscal quarter period. The Revolving Credit Facility also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; actual or asserted impairment of loan documentation or security; change of control; and incurrence of certain ERISA liabilities.
The foregoing summary of the Revolving Credit Facility is qualified in its entirety by reference to the text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits
(d) Exhibits

10.1	Amended and Restated Credit Agreement, dated as of March 8, 2010 among OM Group, as “Borrower;” certain of its subsidiaries, as “Guarantors;” PNC Bank, National Association, as “Administrative Agent;”; the “Lenders” party thereto; PNC Capital Markets LLC, Banc of America Securities LLC and Wells Fargo Bank, N.A., as “Joint Lead Arrangers;” and PNC Capital Markets LLC, as “Sole Bookrunner.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)
Date: March 11, 2010	/s/ Kenneth Haber
	Name:	Kenneth Haber
	Title:	Chief Financial Officer